Exhibit 5.1

November 30, 2016

RMG Networks Holding Corporation

15301 North Dallas Parkway, Suite 500

Addison, TX 75001

Ladies and Gentlemen:

We have acted as counsel to RMG Networks Holding Corporation, a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of (i) a Registration Statement on Form S-3, Registration No. 333-214043 (the “Registration Statement”), as amended, on October 11, 2016 and declared effective on November 2, 2016; (ii) the Prospectus Supplement, dated November 30, 2016 (the “Prospectus Supplement”), of the Company, filed under Rule 424(b) promulgated under the Securities Act of 1933, as amended (the “Securities Act”) related to the issuance and sale by the Company of non-transferable subscription rights (the “Subscription Rights”) to purchase up to 7,741,909 shares of common stock, par value $0.0001 per share (the “Rights Shares”) and (iii) the current report on Form 8-K dated November 30, 2016 (the “Form 8-K”) pertaining to the offering of the Subscription Rights and Rights Shares (the “Rights Offering”) which includes this opinion letter as an exhibit and results in it being filed by the Company with the Commission as Exhibit 5.1 to the Registration Statement by incorporation by reference. This opinion is being rendered in connection with the filing of the Prospectus Supplement. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Prospectus Supplement.

In connection with this opinion, we have examined the Registration Statement, the base prospectus contained in the Registration Statement (the “Base Prospectus”), the Prospectus Supplement, the form of subscription rights certificate, which evidences the Subscription Rights (the “Subscription Rights Certificate”), the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws of the Company, both as currently in effect, minutes of meeting of the stockholders and the Board of Directors of the Company as provided to us by the Company, stock record books of the Company as provided to us by the Company and such other documents as we have deemed necessary for purposes of rendering the opinions in the letter.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or facsimile copies and the authenticity of the originals of such copies.

Based upon the foregoing and subject to the limitations set forth below, we are of the opinion that:

1.

The Subscription Rights, when issued in accordance with the terms of the Subscription Rights Certificate and in the manner contemplated by the Registration Statement, including the Base Prospectus and Prospectus Supplement, will be validly issued and valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

2.

The Rights Shares, when issued and delivered against payment therefor, in accordance with the terms of the Subscription Rights Certificate and in the manner contemplated by the Registration Statement, including the Base Prospectus and Prospectus Supplement, will be validly issued, fully paid and non-assessable.

Our opinion is limited to the General Corporation Law of the State of Delaware and the federal laws of the United States of America, and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

It is understood that this opinion is to be used only in connection with the offer and sale of the Subscription Rights and the Rights Shares while the Registration Statement is in effect.

We are opining only as to matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is rendered as of the date hereof and is based upon currently existing statutes, rules, regulations and judicial decisions. We disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments that affect any matters or opinions set forth herein.

Greenberg Traurig, LLP

November 30, 2016

We understand that you wish to file this opinion as an exhibit to the Form 8-K, and we hereby consent thereto. We hereby further consent to the reference to us under the caption “Legal Matters” in the Prospectus Supplement and in any amendment or supplement thereto. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Sincerely,

/s/ Greenberg Traurig, LLP